Exhibit 99.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of SOURCECORP, Incorporated, a Delaware corporation (the “Company”), does hereby certify that:

The Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2002	/s/ Ed H. Bowman, Jr.
Ed H. Bowman, Jr.
President and Chief Executive Officer

Dated: August 13, 2002	/s/ Barry Edwards
Barry Edwards
Executive Vice President and
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code).